UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	000-51802	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by Morgans Hotel Group Co. (the “Company”) on September 20, 2007, pursuant to Instruction 2 to Item 5.02 of Form 8-K, to provide information that was not available at the time of the original Form 8‑K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2007, the Company announced that Fred J. Kleisner, a director of the Company, would become the Company’s Interim President and Chief Executive Officer. On November 27, 2007, the Company entered into an employment agreement with Mr. Kleisner, which agreement is intended to be effective as of September 20, 2007.

Pursuant to the agreement, the Company and Mr. Kleisner have agreed to the following terms of employment:

•	a base salary of $65,000 per month;

•	eligibility to receive a performance bonus with a target of 100% of annualized base salary and a maximum of 200% of annualized base salary, provided that such bonus shall be pro-rated for the length of time Mr. Kleisner works during any partial calendar year;

•	reimbursement of all reasonable and actual out-of-pocket business and living expenses incurred by Mr. Kleisner in connection with his employment by the Company, including, among other things, (i) to the extent any reimbursed expense constitutes taxable income to Mr. Kleisner, the gross up of such reimbursement to cover the cost of such taxes, and (ii) Mr. Kleisner’s housing expenses for a residence in New York, New York, not to exceed $30,000 per month before the tax gross up; and

•	eligibility for benefits, including medical, dental, life insurance, 401(k) and paid vacation on the same basis as other similarly situated employees.

The agreement also provides that during his employment with the Company and for a period of two years thereafter, Mr. Kleisner will not solicit any present or future employee of the Company to leave the Company or to become employed or associated with a competitor of the Company. Either party may terminate the agreement by providing the other party with written notice 30 days in advance of the date of such termination. Upon termination, Mr. Kleisner will be entitled to receive his base salary and pro rata bonus through the date of his termination.

A copy of Mr. Kleisner’s employment agreement is attached to this report and incorporated herein by reference. The description above is a summary of the agreement and is qualified in its entirety by the complete text of the agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Employment Agreement, effective as of September 20, 2007, by and between Morgans Hotel Group Co. and Fred J. Kleisner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: November 30, 2007	By:	/s/ David Smail

David Smail
Executive Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement, effective as of September 20, 2007, by and between Morgans Hotel Group Co. and Fred J. Kleisner